E.I.I. REALTY SECURITIES TRUST

AMENDMENT
TO
TRANSFER AGENCY SERVICES AGREEMENT

This Amendment to the Transfer Agency Services Agreement (the “Amendment”) is made as of February 1, 2007 by and between E.I.I. REALTY SECURITIES TRUST (the “Fund”) and PFPC INC. (“PFPC”).

BACKGROUND:

A.
The Fund and PFPC entered into a Transfer Agency Services Agreement dated as of April 28, 1998, as amended from time to time (the “Agreement”) relating to PFPC’s provision of certain transfer agency services to the Fund’s investment portfolios listed on Exhibit A of the Agreement.

B.	The parties desire to amend the term of the Agreement.

C.	The parties desire to amend Exhibit A to reflect a new portfolio.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereto agree to amend the Agreement as follows:

1.	The first sentence of Section 15 of the Agreement is hereby amended and restated as follows:

“The term of this Agreement is for an initial term beginning from the Effective Date of this Agreement and continuing through the close of business three (3) years from the date of this Amendment (the “Initial Term”). “

2.	Exhibit A to the Agreement is hereby deleted in its entirety and is amended and restated as attached hereto.

3.
Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

4.
This Agreement as amended and supplemented hereby constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

PFPC INC.

By:                     /s/ Michael DeNofrio

Name:                Michael DeNofrio

Title:                 Executive Vice President, Senior Managing Director

E.I.I. REALTY SECURITIES TRUST

By:                    /s/ Richard J. Adler

Name:                Richard J. Adler

Title:                 President

EXHIBIT A

THIS AMENDED EXHIBIT A, dated as of February 1, 2007 is Exhibit A to that certain Transfer Agency Services Agreement dated as of April 28, 1998 between PFPC Inc. and E.I.I. Realty Securities Trust.

PORTFOLIOS

E.I.I. REALTY SECURITIES FUND- INSTITUTIONAL CLASS
E.I.I. INTERNATIONAL PROPERTY FUND – INSTITUTIONAL CLASS
E.I.I. GLOBAL PROPERTY FUND – INSTITUTIONAL CLASS